UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Titan Environmental Solutions Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TITAN ENVIRONMENTAL SOLUTIONS INC.

300 E. Long Lake Road, Suite 100A

Bloomfield Hills, Michigan 48304

INFORMATION STATEMENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

Dear Titan Environmental Solutions Inc. Stockholder:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding shares of Series A Convertible Preferred Stock (the “Series A Preferred”), shares of Series B Convertible Preferred Stock (the “Series B Preferred” and together with the Series A Preferred, the “Preferred Stock”) and shares of common stock (the “Common Stock”), representing in excess of a majority of the voting power of the capital stock (the “Consenting Stockholders”) of Titan Environmental Solutions Inc. (“we”, “us”, or “our”) have executed a written consent dated September 10, 2024 (the “Written Consent”) in lieu of a special or annual meeting to effectuate the following (the “Actions”):

1.	To elect five (5) persons to our board of directors to hold office until the next annual stockholder’s meeting and until their respective successors shall have been duly elected or appointed and qualified;

2.	To (i) authorize up to a 1-for-100 reverse stock split of our Common Stock (the “Reverse Stock Split”), (ii) in connection therewith, approve an Amendment to our Articles of Incorporation to effectuate the Reverse Stock Split, and (iii) authorize any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of our stockholders, at any time within 12 months of the approval of the Actions; and

3.	To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The required consent of at least a majority of the votes allocated to our voting shares was given for each of the actions listed above.

The Board believes it would not be in the best interests of our company and our stockholders to incur the costs of holding a meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board has determined not to call a meeting of stockholders to authorize these actions.

A copy of the form of Amendment to the Articles of Incorporation to effectuate the Reverse Stock Split is attached hereto as Appendix A.

Pursuant to Rule 14c-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Actions will become effective on or after [________], 2024, which is 20 calendar days following the date we first mailed the Information Statement to our stockholders.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. As described in the Information Statement, the Actions have been approved by stockholders representing more than a majority of the voting power of our outstanding capital stock. We are not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement in its entirety for a description of the Actions approved by the Consenting Stockholders.

The Information Statement is being mailed on or about [___________], 2024 to stockholders of record as of [_____________], 2024.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Yours truly,

/s/ Glen Miller
Bloomfield Hills, Michigan	Glen Miller
[______________], 2024	Chief Executive Officer

TITAN ENVIRONMENTAL SOLUTIONS INC.

300 E. Long Lake Road, Suite 100A

Bloomfield Hills, Michigan 48304

INFORMATION STATEMENT

(Dated [________], 2024)

NO VOTE OR OTHER ACTION OF TITAN’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE NOT REQUESTED TO SEND US A PROXY.

Titan Environmental Solutions Inc., a Nevada corporation (“we”, “us”, or “our”) is furnishing this information statement (the “Information Statement”) to our stockholders in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Nevada Revised Statutes (the “NRS”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS, are afforded to our stockholders as a result of the adoption of the actions contemplated herein.

This Information Statement is being mailed on or about [________], 2024 to the holders of record of our Common Stock at the close of business on September 10, 2024 (the “Record Date”), in connection with actions approved by written consent dated September 10, 2024 (the “Written Consent”) in lieu of an annual meeting to effectuate the following (the “Actions”):

●	To elect five (5) persons to our board of directors to hold office until the next annual stockholder’s meeting and until their respective successors shall have been duly elected or appointed and qualified;

●	To (i) authorize up to a 1-for-100 reverse stock split of our Common Stock (the “Reverse Stock Split”), (ii) in connection therewith, approve an Amendment to our Articles of Incorporation to effectuate the Reverse Stock Split, and (iii) authorize any other action deemed necessary to effectuate the Reverse Stock Split, without further approval or authorization of our stockholders, at any time within 12 months of the approval of the Actions; and

●	To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

This Information Statement is being mailed on or about [______], 2024 to our stockholders of record as of the Record Date.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of its Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Our corporate offices are located at 300 E. Long Lake Road, Suite 100A, Bloomfield Hills, Michigan 48304 and our telephone number is (248) 775-7400.

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Actions, which is not shared by all other holders of our Common Stock.

Once our board of directors (the “Board”) decides to implement the Reverse Stock Split, it will become effective on the date of filing of an Amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Nevada. Additionally, the Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

The Amendment will be effective when filed with the Nevada Secretary of State. We will not make such filing until on or after [____________], 2024, a date that is 20 calendar days after this Information Statement is first sent to our stockholders.

Under the NRS, our stockholders are not entitled to dissenters’ rights with respect to the Actions.

No security holders have transmitted any proposals to be acted upon by us.

VOTE REQUIRED AND INFORMATION ON CONSENTING STOCKHOLDERS

We are not seeking consents, authorizations or proxies from you.

As of the date of the Written Consent, we had (i) 27,786,391 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share; (ii) 1,397,900 shares of Series A Convertible Preferred Stock (“Series A Preferred”) issued and outstanding and entitled to vote, which for voting purposes are entitled to one hundred votes per share; and (iii) 578,245 shares of Series B Convertible Preferred Stock (“Series B Preferred”) issued and outstanding and entitled to vote, which for voting purposes are entitled to vote as if the Series B Preferred are converted to Common Stock, including accrued dividends, subject to a beneficial ownership limitation equal to 4.99% of our total voting power. In total, as of the date of the Written Consent, we had shares of capital stock issued and outstanding and entitled to an aggregate of 272,415,718 votes.

On September 10, 2024, the following consenting stockholders (the “Consenting Stockholders”) owning shares of capital stock allowing such Consenting Stockholders to cast votes totaling 144,100,180 votes, delivered the executed Written Consent authorizing the Actions described herein. The Consenting Stockholders’ names, affiliation with our company and holdings are as follows:

Name	Affiliation	Number of Voting Shares		% of Total Voting Shares(9)
Glen Miller	Chairman, Chief Executive Officer and President	1,010,523	(1)	0.37%
Jeffrey Rizzo	Chief Operating Officer and Director	18,479,341	(2)	6.73%
Richard Berman	Director	63,750		0.02%
Frank E. Celli	Director	4,042,655	(3)	1.47%
Ajay Sikka	Director	6,765,605		2.46%
Titan 5, LLC	5% Beneficial Owner	22,653,917	(4)	8.32%
Titan Holdings 2, LLC	5% Beneficial Owner	14,384,390	(5)	5.24%
Dominic Campo	5% Beneficial Owner	27,600,000	(6)	10.05%
Sharon Campo	5% Beneficial Owner	27,600,000	(7)	10.05%
One Waste Group LLC	5% Beneficial Owner	21,500,000	(8)	7.83%
Total		144,100,180		52.90%

(1)	Includes 0.09 shares of Series A Preferred with equivalent of nine shares of Common Stock voting power and 5,045 shares of Series B Preferred with equivalent of 1,010,514 shares of Common Stock voting power beneficially owned by Mr. Miller.

(2)	Includes 184,793 shares of Series A Preferred with equivalent of 18,479,341 shares of Common Stock voting power beneficially owned by Mr. Rizzo.

(3)	Includes 20,183 shares of Series B Preferred with equivalent of 4,042,655 shares of Common Stock voting power beneficially owned by Mr. Celli.

(4)	Includes 226,539 shares of Series A Preferred with equivalent of 2,653,917 shares of Common Stock voting power beneficially owned by Titan 5, LLC and excludes 10,091 shares of Series B Preferred with equivalent of 2,021,227 shares of Common Stock voting power beneficially owned by Titan 5, LLC because of a Blocker Restriction.

(5)	Includes 143,844 shares of Series A Preferred with equivalent of 14,384,390 shares of Common Stock voting power beneficially owned by Titan Holdings 2, LLC.

(6)	Includes 276,000 shares of Series A Preferred with equivalent of 27,600,000 shares of Common Stock voting power beneficially owned by Mr. Campo.

(7)	Includes 276,000 shares of Series A Preferred with equivalent of 27,600,000 shares of Common Stock voting power beneficially owned by Ms. Campo.

(8)	Includes 215,000 shares of Series A Preferred with equivalent of 21,500,000 shares of Common Stock voting power beneficially owned by One Waste Group LLC.

(9)	Percentage is based upon 27,786,391 shares of Common Stock authorized and outstanding and adjusted by the 139,790,000 votes attributable to the Series A Preferred and the 104,839,327 votes attributable to the Series B Preferred, for a total of 272,415,718 total voting shares, each as of September 10, 2024. Figures are rounded to the nearest hundredth of a percent.

Pursuant to our existing Bylaws and the NRS, the holders of the issued and outstanding shares of Common Stock, or Preferred Stock voting rights, representing a majority of voting power may approve and authorize the Actions by written consent as if such Actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize, and did in fact obtain, the Written Consent of the Consenting Stockholders. The Written Consent satisfies the stockholder approval requirement for the Actions. Accordingly, under the NRS and the Bylaws, no other approval by the Board or our stockholders is required in order to effectuate the Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of September 10, 2024, or exercisable within the next 60 days thereafter, by: (i) our directors; (ii) our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Common Stock			Series A Preferred Stock		Series B Preferred Stock		Aggregate Voting Shares
Name of Beneficial Owner	No. of Shares		Percentage (%)(1)	No. of Shares	%(2)	No. of Shares	%(3)	No. of Shares	%(4)
Named Executive Officers and Directors
Glen Miller	1,459,363	(5)	4.99%	—		5,045	*	2,260,523	*
Jeffrey Rizzo	18,479,341	(6)	39.94%	184,793	13.22%	—	—	18,479,341	6.73%
Michael Jansen	—		—	—	—	—	—	—	—
Richard Berman	63,750		*	—	—	—	—	63,750	*
Frank E. Celli	1,459,363	(7)	4.99%	—	—	20,183	3.49%	4,970,291	1.81%
Ajay Sikka	6,765,605	(8)	24.35%	—	—	—	—	6,765,605	2.46%
Executive Officers and Directors as a Group (six persons)	28,227,422		57.39%	184,793	13.22%	25,228	4.36%	32,539,509	11.76%
5% Beneficial Owners
Titan 5, LLC(9)	22,653,917	(10)	44.91%	226,539	16.21%	10,091	1.75%	22,653,917	8.25%
Titan Holdings 2, LLC(11)	14,384,390	(12)	34.11%	143,844	10.29%	—	—	14,384,390	5.24%
Sharon Campo(13)	27,600,000	(14)	49.83%	276,000	19.74%	—	—	27,600,000	10.05%
Dominic Campo(15)	27,600,000	(16)	49.83%	276,000	19.74%	—	—	27,600,000	10.05%
One Waste Group LLC(17)	21,500,000	(18)	43.62%	215,000	15.38%	—	—	21,500,000	7.83%

* Less than 1%.

(1)

The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on September 10, 2024. On September 10, 2024, there were 27,786,391 shares of Common Stock, 1,397,900 shares of Series A Preferred, and 578,245 shares of Series B Preferred outstanding. Each outstanding share of Series A Preferred is convertible into 100 shares of Common Stock at any time at the election of the holder of such share. Each outstanding share of Series B Preferred is convertible at any time at the election of the holder into shares of Common Stock equivalent to the stated value of such Series B Preferred, plus accrued and unpaid dividends thereon, divided by $0.05 per share; provided, however, that holders of Series B Preferred will not be able to convert shares of Series B Preferred and receive shares of Common Stock upon such exercise to the extent that after giving effect to such issuance after exercise, the holder would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the applicable shares of Series B Preferred (a “Blocker Restriction”). On September 10, 2024, there were also 176,443,627 Series A Rights to Purchase Common Stock (“Series A Rights”) and 17,837,024 Series B Rights to Purchase Common Stock (“Series B Rights,” and together with the Series A Rights, collectively, “Rights”) outstanding. Each Series A Right and each Series B Right is exercisable for one share of Common Stock at any time at the election of the holder thereof; provided, however, that holders of Rights will not be able to exercise Rights and receive shares of Common Stock upon such exercise to the extent that after giving effect to such issuance after exercise, the holder would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the applicable Right (a “Blocker Restriction”).

To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the Common Stock outstanding and all shares of Common Stock issuable to that person in the event of the exercise or conversion of outstanding options and other derivative securities, including our Series A Rights, Series B Rights, Series A Preferred, and Series B Preferred, owned by that person that are exercisable or convertible within 60 days of September 10, 2024. If a person owns Rights or Series B Preferred that are not fully exercisable due to the Blocker Restriction applicable to such person, we have included in the calculation only the number of shares issuable upon the exercise of such Rights or Series B Preferred that, when added to the percentage ownership of the outstanding shares of common stock that such person owns giving effect to all other shares beneficially owned by such person, including shares issuable upon the exercise or conversion of other derivative securities that are exercisable or convertible within 60 days of September 10, 2024, that would bring such person’s beneficial ownership to 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the applicable Right or Series B Preferred. Common Stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)

The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our Series A Preferred outstanding on September 10, 2024. On September 10, 2024, there were 1,397,900 shares of our Series A Preferred outstanding.

To calculate a stockholder’s percentage of beneficial ownership of Series A Preferred, we include in the numerator such persons number of shares of Series A Preferred and in the denominator, the total number of shares of Series A Preferred outstanding as of September 10, 2024.

(3)

The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our Series B Preferred outstanding on September 10, 2024. On September 10, 2024, there were 578,245 shares of our Series B Preferred outstanding.

To calculate a stockholder’s percentage of beneficial ownership of Series B Preferred, we include in the numerator such persons number of shares of Series B Preferred and in the denominator, the total number of shares of Series B Preferred outstanding as of September 10, 2024.

(4)

The ownership percentages in this column have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on September 10, 2024. On September 10, 2024, there were 27,786,391 shares of Common Stock, 1,397,900 shares of Series A Preferred, and 578,245 shares of Series B Preferred outstanding. Each outstanding share of Series A Preferred and Series B Preferred is entitled to vote with the Common Stock on any matter on an-as converted basis; provided, that the Series B Preferred voting is subject to a Blocker Restriction. On September 10, 2024, there were also 176,443,627 Series A Rights and 17,837,024 Series B Rights outstanding. The Series A Rights and the Series B Rights have no voting rights unless exercised, and such exercise is subject to a Blocker Restriction.

To calculate a stockholder’s voting percentage, we include in the numerator: (i) the number of shares of Common Stock issued to such stockholder, (ii) the number of votes that such stockholder is entitled to have pursuant to their ownership of shares of Series A Preferred and Series B Preferred (subject to a Blocker Restriction), and (iii) the shares of Common Stock issuable to such stockholder upon the exercise of outstanding Series A Rights and Series B Rights owned by that stockholder that are exercisable within 60 days of September 10, 2024, subject to a Blocker Restriction. To calculate a stockholder’s voting percentage, we include in the denominator: (i) the total number of shares of Common Stock outstanding as of September 10, 2024, (ii) the total number of votes that all stockholders are entitled to have pursuant to their ownership of shares of Series A Preferred, (iii) the total number of votes that all stockholders are entitled to have pursuant to their ownership of shares of Series A Preferred, subject to a Blocker Restriction, and (iv) the shares of Common Stock issuable to such stockholder upon the exercise of outstanding Series A Rights and Series B Rights owned by that stockholder that are exercisable within 60 days of September 10, 2024, subject to a Blocker Restriction. If a person owns Series B Preferred that is not votable due to a Blocker Restriction or Rights that are not fully exercisable due to a Blocker Restriction applicable to such person, we have included in the calculation only the number of shares issuable upon the exercise of such Series B Preferred and/or Rights that, when added to the percentage ownership of the outstanding shares of Common Stock that such person owns giving effect to all other shares beneficially owned by such person, including shares issuable upon the exercise or conversion of other derivative securities that are exercisable or convertible within 60 days of September 10, 2024, that would bring such person’s beneficial ownership to 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the applicable Series B Preferred or Right. Common stock options and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(5)	Represents 1,459,363 shares of Common Stock issuable upon the exchange of Series A Rights and/or the conversion of Series B Preferred. Does not include additional shares of Common Stock issuable upon the exchange of additional Series A Rights and/or Series B Preferred as such Series A Rights and/or Series B Preferred may not be exchanged or converted at any time that the holder beneficially owns 4.99% of the outstanding Common Stock.

(6)	Represents shares of Common Stock issuable upon the conversion of 184,793 shares of Series A Preferred.

(7)	These shares are owned directly by MVSR, LLC, a Nevada limited liability company (“MVSR”), and indirectly by Frank E. Celli in his capacity as the manager of MVSR. Represents 1,459,363 shares of Common Stock issuable upon the exchange of Series A Rights and/or the conversion of Series B Preferred. Does not include additional shares of Common Stock issuable upon the exchange of additional Series A Rights and/or Series B Preferred as such Series A Rights and/or Series B Preferred may not be exchanged or converted at any time that the holder beneficially owns 4.99% of the outstanding Common Stock.

(8)	Does not include 11,500,000 shares of Common Stock issuable upon the exchange of Series A Rights as such Series A Rights may not be exchanged at any time that the holder beneficially owns 4.99% of the outstanding Common Stock.

(9)	Michelle Rizzo, the sister-in-law of Jeffrey Rizzo, our Chief Operating Officer, is the managing member of Titan 5, LLC and, as a result, may be deemed to have voting and investment power with respect to the shares held by Titan 5, LLC. The address of Titan 5, LLC is 3279 Baron Drive, Bloomfield Hills, MI 48302.

(10)	Represents shares of Common Stock issuable upon the conversion of outstanding shares of Series A Preferred. Does not include additional shares of Common Stock issuable upon the exchange of Series B Preferred as such Series B Preferred may not be converted at any time that the holder beneficially owns 4.99% of the outstanding Common Stock.

(11)	Marilyn Rizzo, the mother of Jeffrey Rizzo, our Chief Operating Officer, is the managing member of Titan Holdings 2, LLC and, as a result, may be deemed to have voting and investment power with respect to the shares held by Titan Holdings 2, LLC. The address of Titan Holdings 2, LLC is 37106 Highview, New Baltimore, MI 48047.

(12)	Represents shares of Common Stock issuable upon the conversion of shares of Series A Preferred.

(13)	The address of Sharon Campo is 55175 Whispering Hills Drive, Shelby Township, MI 48316.

(14)	Represents shares of Common Stock issuable upon the conversion of shares of Series A Preferred.

(15)	The address of Dominic Campo is 55175 Whispering Hills Drive, Shelby Township, MI 48316.

(16)	Represents shares of Common Stock issuable upon the conversion of shares of Series A Preferred.

(17)	The address of One Waste Group LLC is 3279 Baron Drive, Bloomfield Hills, MI 48302.

(18)	Represents shares of Common Stock issuable upon the conversion of shares of Series A Preferred.

ACTION 1. ELECTION OF DIRECTORS

In accordance with the Written Consent, the Consenting Stockholders voted to elect Glen Miller, Richard Berman, Frank E. Celli, Jeffrey Rizzo and Ajay Sikka as board members.

Directors and Executive Officers

The following table sets forth certain information regarding the executive officers and directors of Titan Environmental Solutions Inc. as of December 31, 2023.

All of our directors hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. Our officers are appointed by our Board and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Positions Held with the Company	Age
Executive Officers

Glen Miller	Chairman, Chief Executive Officer and President	66

Michael Jansen	Chief Financial Officer and Secretary	66

Jeffrey Rizzo	Chief Operating Officer and Director	47

Non-Employee Directors

Richard Berman	Director	80

Frank E. Celli	Director	53

Ajay Sikka	Director	57

Executive Officers

Glen Miller, Chairman, Chief Executive Officer and President

Mr. Miller has been our Chief Executive Officer since May 2023 upon the acquisition of Titan Trucking, LLC (“Titan Trucking”). Mr. Miller has been a part of the Titan Trucking team since 2022. Mr. Miller has over 48 years of experience in the solid waste collection, transportation and disposal business working for both private and public companies. Throughout his executive career, Mr. Miller has been instrumental in successfully acquiring and integrating over 100 waste service companies. Since January 2020, Mr. Miller has been owner and sole member of Solid Waste Resources LLC, a waste consulting firm. From 2014 to January 2020, Mr. Miller was the owner and Chief Executive Officer of Gold Medal Environmental Services, Inc., a solid waste and recycling company based in New Jersey.

Michael Jansen, Chief Financial Officer and Secretary

Mr. Jansen has been our Chief Financial Officer since May 2023, upon the acquisition of Titan Trucking, LLC. Mr. Jansen has 30 years of experience in the solid waste collection, transportation, disposal and recycling business working for both public and private companies. Mr. Jansen spent over 14 years working for Waste Management, Inc. as the Regional VP of Finance for the Michigan marketplace. Throughout his career, Mr. Jansen has been involved in the acquisition of several waste companies. From September 2016 to April 2023, Mr. Jansen was Director Finance Operations of GFL Environmental USA, Inc. (GFL:NYSE), a diversified waste management company with operations across North America, where he was involved with various financial matters, including overseeing financial performance and reporting. Mr. Jansen earned a Bachelor’s Degree in Accounting from Wayne State University and is a Certified Public Accountant..

Jeffrey Rizzo, Chief Operating Officer and Director

Mr. Rizzo has been our Chief Operating Officer since May 2023 upon the acquisition of Titan Trucking, LLC. Mr. Rizzo founded Titan Trucking in 2017, where he served as President until May 2023. Mr. Rizzo has over 25 years of experience in the solid waste collection, transportation and disposal business working for private companies. Throughout his career, Mr. Rizzo has been successful in acquiring and integrating multiple waste companies.

Non-Employee Directors

Richard Berman, Director

Mr. Berman was appointed as a member of our Board in April 2021. Mr. Berman’s business career spans over 35 years of venture capital, senior management, and merger & acquisitions experience. In the past five years, Mr. Berman has served as a director of many public and private companies. Currently, he is a director of five public companies - Cryoport Inc. (“Cryoport”), a cold chain logistics company; ComSovereign Holding Corp., a U.S.-based developer of 4G LTE advanced and 5G communication systems; BioVie Inc., a clinical-stage drug development company; Advaxis Inc. (“Advaxis”), a clinical-stage biotechnology company; and Cuentas, Inc., a provider of mobile banking and payment solutions serving Latino and Hispanic consumers. Over the last decade he has served on the board of five companies that have reached over $1 billion in market capitalization - Cryoport, Advaxis, EXIDE, Internet Commerce Corporation, and Ontrak (Catasys). Previously, Mr. Berman worked at Goldman Sachs, and as Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments. Subsequently, he created the largest battery company in the world in the 1980’s, by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); and he helped create SoHo, NYC by developing five buildings. He advised on over $4 billion of M&A transactions, completing over 300 deals. Mr. Berman is a past director of the Stern School of Business of NYU where he obtained his B.S. and M.B.A. degrees. He also has U.S. and foreign law degrees from Boston College and the Hague Academy of International Law.

Frank E. Celli, Director

Mr. Celli was appointed as a member of our Board in March 2023. Mr. Celli has been in the waste and recycling industry for 35 years. Over the course of his career, he has been an owner and Chief Executive Officer of multiple solid waste companies, with experience in numerous facets of the industry, including waste collection, transfer station operations, landfill operations and recycling operations. Mr. Celli was co-founder and Chief Executive Officer of Interstate Waste Services from 2000 to 2006. Since May 2022, Mr. Celli has served as Managing Member of FC Advisory, a management consulting company, and, since 2020, Mr. Celli has served as a consultant and strategic corporate advisor at Direct Waste Services, Inc., a solid waste collection and recycling company, positions that Mr. Celli continues to hold. From August 2015 until November 2020, Mr. Celli served as Chief Executive Officer and from August 2015 until March 2022, Mr. Celli served as Chairman of the Board, of BioHitech Global, Inc. (Nasdaq: BHTG), a waste reduction and technology company that was rebranded to Renovare Environmental, Inc. (Nasdaq:RENO) in December 2021. Over the course of his career, Mr. Celli has completed over 50 acquisitions and spearheaded multiple exits. Mr. Celli has a Bachelor of Science degree from Pace University Lubin School of Business.

Ajay Sikka, Director

Mr. Sikka was appointed as a member of our Board in July 2017. From July 2017 until May 2023, Mr. Sikka served as our Chief Executive Officer, President, and Chief Financial Officer. From May 2014 until July 2017, Mr. Sikka served as Chief Executive Officer of OmniM2M, Inc., an IioT hardware, software and services company. From March 2011 until July 2017, Mr. Sikka served as Chief Executive Officer of TraQiQ Solutions, Inc., a technology provider that is focused on providing software products, services and support to enterprise customers, including Microsoft, Staples, Accenture, and Pactera. From April 2004 to February 2011, Mr. Sikka served as Senior Director at Microsoft Corp. (“Microsoft”), a technology software company, where he worked on multiple teams, including Law & Corporate affairs, Central IT, and Business Strategy. Mr. Sikka also managed Microsoft’s CloudCRM team that provided Customer Relationship Management (CRM) services within Microsoft. From April 2000 to March 2004, Mr. Sikka served as Chief Executive Officer of IndiaHQ Solutions, Inc., a content provider (Websites, newspapers, Yellow pages) for the South Asian community. From April 1996 to April 2000, Mr. Sikka served as Group Manager at Microsoft where he drove Microsoft’s internet business and content management initiatives with telecommunications and Internet service providers. Mr. Sikka is an active angel investor and board of director member for startup companies and new ventures in the Seattle area.

CORPORATE GOVERNANCE

Board Committees

We currently do not have a formal audit committee, a compensation committee or a nominating and corporate governance committee. As our business expands, and if we seek to list our common stock on a national exchange, the Board will evaluate the necessity of such committees.

Audit Committee

We intend to establish an audit committee of the Board consisting of “independent directors” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and NYSE American LLC (“NYSE American”) rules and will include an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Act. The audit committee may be responsible for, among other matters:

●	appointing, retaining and evaluating our independent registered public accounting firm and approving all services to be performed by them;

●	overseeing our independent registered public accounting firm’s qualifications, independence and performance;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

●	reviewing and approving related person transactions.

Compensation Committee

We intend to establish a compensation committee of the Board consisting of “independent directors” under the rules of the NYSE American and the definition of non-employee director under Rule 16b-3 promulgated under the Exchange Act. The compensation committee may be responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

●	producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	administering our stock plans and other incentive compensation plans.

Nominating and Corporate Governance Committee

We intend to establish a nominating and corporate governance committee of the Board consisting of “independent directors” under the rules of the NYSE American, which may be responsible for, among other matters:

● determining the qualifications, qualities, skills and other expertise required to be a director and developing and recommending to the board for its approval criteria to be considered in selecting nominees for director;

● identifying and screening individuals qualified to become members of our Board, consistent with criteria approved by our Board;

● overseeing the organization of our Board to discharge our board’s duties and responsibilities properly and efficiently;

● reviewing the committee structure of the Board and the composition of such committees and recommending directors to be appointed to each committee and committee chairmen;

● identifying best practices and recommending corporate governance principles; and

● developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us.

Other Committees

Our Board may establish other committees as it deems necessary or appropriate from time to time.

Board Leadership Structure

Our corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Glen Miller currently serves as our Chief Executive Officer and Chairman of the Board.

As Chairman of the Board, Mr. Miller’s key responsibilities include facilitating communication between our Board and management, assessing management’s performance, managing board members, preparation of the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our Board to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purposes of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

Risk Oversight

Our Board oversees the risk management activities designed and implemented by our management. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our Board regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website at www.TitanCares.com by clicking on “Investor Relations.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this prospectus.

Our Board, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with the Code of Ethics and to be in compliance of the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she will be able to report in good faith to his or her superior. While a record of such reports will be kept confidential by our company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1. any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4. being found by a court of competent jurisdiction in a civil action, the SEC or the CFTC to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. being the subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6. being the subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Nominations to the Board

Our directors take a critical role in guiding our strategic direction and oversee the management of our company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have the time available to devote to Board activities and to enhance their knowledge in the growing of our business. Accordingly, we have sought to attract and retain highly qualified independent directors who have the sufficient time to attend to their substantial duties and responsibilities to our company.

Director Nominations

As of December 31, 2023, we did not make any material changes to the procedures by which our stockholders may recommend nominees to our Board.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee of another entity that had one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee, when appointed, will have at any time been one of our officers or employees.

EXECUTIVE COMPENSATION

General Philosophy

During fiscal 2023, our board was solely responsible for establishing and administering our executive and director compensation plans.

Executive Compensation

The following table provides for the fiscal years indicated below certain summary information concerning compensation awarded to, earned by or paid to the individuals who served as “named executive officers” in fiscal 2023. “Officer” is defined in Rule 16a-1 of the Exchange Act to include those who perform a policy-making function, and “named executive officers” are defined by Item 402 of Regulation S-K to be the principal executive officer, the principal financial officer, and the other three most highly compensated executive officers, each of whose total compensation for the last fiscal year exceeded $100,000.

SUMMARY COMPENSATION TABLE
Name and		Salary	Bonus	Stock Awards(1)		All Other Compensation	Total
principal position	Year	($)	($)	($)		($)	($)
Glen Miller(2)	2023	295,000	-	0	(3)	4,500	299,500
Chief Executive Officer	2022	-	-	-		-	-

Michael Jansen(2)	2023	200,000	-	-		3,000	203,000
Chief Financial Officer and Secretary	2022		-	-		-	-

Jeffrey Rizzo(2)	2023	275,000	-	-		4,500	279,500
Chief Operating Officer	2022	-	-	-		-	-

Ajay Sikka(4)	2023	300,000	-	-		-	300,000
Former Chief Executive Officer and Chief Financial Officer	2022	157,000	-	47,188		-	204,688

(1)	See Note 15 – “Stock-Based Compensation” of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for a detailed description of the assumptions that we used in determining the dollar amounts recognized for financial statement reporting purposes of our stock awards.

(2)	This individual became an officer of our company on May 19, 2023.

(3)	On May 19, 2023, we agreed to award 70,100 shares of Series A Preferred that vested immediately to Mr. Miller, and as a result recorded $5,586,796 of stock-based compensation. On September 28, 2023, we agreed with Mr. Miller for the cancellation of such award and the shares of Series A Preferred were rescinded. In consideration of the cancellation, we agreed to issue to Mr. Miller ten-year stock options to acquire a number of shares of Common Stock in order to provide Mr. Miller with an equity interest commensurate with the value of the original stock award. When issued, such options will have an exercise price equal to the sale price of the Common Stock in our next public offering of Common Stock.

(4)	Mr. Sikka served as our Chief Executive Officer and Chief Financial Officer prior to his resignation from such offices on May 19, 2023.

Employment Agreements

On May 15, 2023, we entered into a five-year employment agreement with Michael Jansen, our Chief Financial Officer. On May 19 2023, we entered into five-year employment agreements with Glen Miller, our Chief Executive Officer, and Jeffrey Rizzo, our Chief Operating Officer.

The following is a summary of the compensation arrangements set forth in each employment agreement described above:

Executive	Title	Annual Base Salary	Initial Restricted Stock Grant in Shares
Glen Miller	Chairman, Chief Executive Officer, and President	$295,000	7,948,753
Jeffrey Rizzo	Chief Operating Officer	$275,000	7,948,753
Michael Jansen	Chief Financial Officer and Secretary	$200,000	500,000

As an incentive to commence employment with us, pursuant to such agreements, we agreed to issue to each of Messrs. Miller and Rizzo a restricted stock award of 7,948,753 shares of common stock and to Mr. Jansen a restricted stock award of 500,000 shares of common stock, all in accordance with our 2023 equity incentive plan. Such shares of common stock shall vest annually in five equal installments over five years. Additionally, as an incentive to commence employment with Mr. Jansen, we agreed to pay Mr. Jansen a signing bonus of $50,000, payable in five equal monthly installments commencing on the 120th day of employment. As of December 31, 2023 and the date of this report, none of the awards mentioned in this paragraph have been issued.

In addition, if for any fiscal year during the term of such agreements, our net revenues, exclusive of extraordinary one-time revenues, exceed the Base Amount (as defined below), then commencing on January 1 of the next succeeding fiscal year, each of Messrs. Jansen’s, Miller’s and Rizzo’s base salary will be increased by 10% for every $50,000,000 of annual revenue we achieved in such fiscal year over the Base Amount. For purposes of the employment agreements, the “Base Amount” will initially be $100,000,000 and will be adjusted each January 1 during the term of the agreements to the amount, rounded down to the next increment of $50,000,000, by which the amount of our net revenues, exclusive of extraordinary one-time revenues, for the prior fiscal year exceeded the Base Amount for such fiscal year. In addition to base salary, each of Messrs. Jansen, Miller and Rizzo will be eligible to participate in a yearly discretionary performance-based bonus plan, in accordance with a bonus plan approved by our Board, with the bonus target in each calendar year equal to 45% of the executive’s base salary for Mr. Miller and Mr. Rizzo and equal to 15% of the executive’s base salary for Mr. Jansen. The bonuses will be based upon agreed-upon goals and milestones being met by the executive.

Under each of these employment agreements, Messrs. Jansen, Miller and Rizzo will be entitled to severance in the event we terminate his employment without Cause (as defined in the employment agreement), or he resigns from his employment for Good Reason (as defined in the employment agreement). The severance amount for each of Messrs. Miller and Rizzo would be (i) his pro rata base salary through the date of termination, and (ii) a severance amount equal to 12 months’ salary. The severance amount for Mr. Jansen would be (i) his pro rata base salary through the date of termination, and (ii) a severance amount equal to six months’ salary.

Outstanding Equity Awards at Fiscal Year-end Table

As of December 31, 2023, there were no outstanding equity awards to our named executive officers.

Compensation of Directors

No compensation was paid to our non-employee directors for services rendered during the year ended December 31, 2023. Directors who are employees of our company or of any of our subsidiaries receive no additional compensation for serving on our Board or any of its committees.

In 2024, we intend to adopt a program regarding compensation to our non-employee directors. The director compensation program may include compensation to our non-employee directors in cash, equity, or a combination of the two.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company. We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO #1(1)	Compensation Actually Paid to PEO #1(2)	Summary Compensation Table Total for PEO #2(1)	Compensation Actually Paid to PEO #2(2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of initial fixed $100 Investment Based on Total Stockholder Return(5)	Net (Loss) Income(6) (in thousands)
	($)	($)	($)	($)	($)	($)	($)	($)
2023	299,500	299,500	300,000	300,000	241,250	241,250	(99.78)	(149,005)
2022	—	—	204,688	204,688	—	—	(86.54)	(659)

____________
(1)	Represent the amounts of total compensation reported for Glen Miller (PEO #1), who served as our Principal Executive Officer (“PEO”) from May 19, 2023 through December 31, 2023, and Ajay Sikka (PEO #2), who served as our PEO for the entirety of 2022 and from January 1, 2023 until May 19, 2023, during each corresponding year in the “Total” column of the Summary Compensation Table above.

(2)	Represents the amount of “compensation actually paid” to the applicable PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the PEOs during the applicable year. None of our PEOs participated in a pension plan; therefore, no adjustment from the Summary Compensation total related to pension value was made. Mr. Sikka was the only PEO who received equity awards. A reconciliation of Total Compensation from the Summary Compensation Table to Compensation Actually Paid to Mr. Sikka is shown below:

Adjustments	2023 ($)	2022 ($)
Total Compensation from Summary Compensation Table (SCT)	300,000	204,688
(Subtraction): SCT amounts	—	47,188
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	—	—
Addition: Vesting date fair value of awards granted and vesting during such year	—	47,188
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	—	—
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during such year	—	—
Compensation Actually Paid (as calculated)	300,000	204,688

(3)	Represents the average of the amounts reported for our Named Executive Officers (“NEOs”) as a group (excluding our PEO) (“non-PEO NEOs”) in each applicable year in the “Total” column of the Summary Compensation Table above. In the fiscal years ending December 31, 2023 and 2022, the only non-PEO NEOs were Mike Jansen and Jeffrey Rizzo.
(4)	Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. None of our Non-PEO NEOs participated in a pension plan or received any equity awards during the applicable years, therefore, no adjustment to their compensation listed in the “Total” column of the Summary Compensation Table above was made.
(5)	Total Share Return (TSR) is calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period and is determined based on the value of an initial fixed investment of $100 in our Common Stock at the beginning of the measurement period. No dividends were paid in 2023 or 2022. The calculation of TSR included in this column is based on a measurement period beginning on December 31, 2021, (the last trading day of 2021) through and including the end of the fiscal year for each year reported in the table.
(6)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

Narrative Disclosure to Pay Versus Performance Table

Our Board believes the PEO’s base salary reflects the value of the executive position and attributes the PEO brings to our company, including tenure, experience, skill level and performance. No specific weights have been assigned to those factors. The Board or the Compensation Committee periodically reviews the salaries of the PEO and NEOs and adjusts them as needed to maintain market positioning and consistency with other similarly situated executive officers and their evolving responsibilities.

Bonus payments when made have not been tied to any financial performance measure and have been and are planned to continue to be discretionary based on the evaluation of each individual’s performance, change in responsibilities, their potential to contribute to the success of our company, and the performance of our company.

ACTION 2. APPROVAL OF REVERSE STOCK SPLIT

The Board recommended and the Consenting Stockholders approved an Amendment to our Articles of Incorporation to effectuate a Reverse Stock Split at an exchange ratio of up to one-for-100 (or more plainly stated, up to every hundred existing shares would be exchanged for one new share) as the Board may determine.

The Reverse Stock Split will have no effect on the par value of our Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. The proposed form of Amendment to our Articles of Incorporation to implement the Reverse Stock Split is attached to this Information Statement as Appendix A.

Our Common Stock is currently quoted on the OTC QB market operated by the OTC Markets Group under the symbol “TESI”.

The Board may elect not to implement the approved Reverse Stock Split at its sole discretion. The Board has the maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split, if implemented, and to act in the best interests of our company and our stockholders.

Purpose of the Reverse Stock Split

We currently do not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of our company, and the Board also does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to our certificate of incorporation, except for those proposed in this Information Statement. The Board does not currently contemplate recommending the adoption of any other amendments to our Article of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our company.

The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect one, would be to, absent other factors, increase the per share price of our common stock, although we cannot provide any assurance that the post reverse stock split price would remain following the Reverse Stock Split. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will increase the market price of our Common Stock following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

The Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to:

Contemplated listing on a principal national securities exchange. Our Common Stock is currently quoted on the OTC QB under the symbol “TESI”. Presently, our Common Stock trades sporadically. We intend to apply for listing of the Common Stock on a principal national securities exchange. We expect that the Reverse Stock Split will increase the market price of the Common Stock so that we will be able to meet the minimum bid price requirement of the listing rules of such an exchange, which is generally $4.00 per share. We cannot assure you we will be able complete an uplisting.

Broadening our investor base. We believe that by increasing the price of the Common Stock or potentially decreasing its volatility, the Reverse Stock Split may allow a broader range of institutional investors to invest in the Common Stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in our company and the Common Stock will potentially increase the overall market for the Common Stock.

Increase in Analyst and Broker Interest. We believe the Reverse Stock Split would help increase analyst and broker-dealer interest in the Common Stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we may remain a “penny stock” under the rules of the Securities and Exchange Commission (the “SEC”), if the Common Stock is not listed on a national securities exchange, we expect that the increase in the stock price resulting from the Reverse Stock Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of the Common Stock can result in stockholders or potential stockholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Certain Risks Associated with the Reverse Stock Split

If the Reverse Stock Split does not result in a proportionate increase in the price of the Common Stock, we may be unable to meet the initial listing requirements of a principal national securities exchange.

We expect that the Reverse Stock Split will increase the market price of the Common Stock so that we will be able to meet the minimum bid price requirement under the listing rules of a principal national securities exchange. However, the effect of the Reverse Stock Split on the market price of the Common Stock cannot be predicted with certainty, and the results of reverse stock splits by companies under similar circumstances have varied. It is possible that the market price of the Common Stock following the Reverse Stock Split will not increase sufficiently for us to meet the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may not be unable to list our common stock on a principal national securities exchange.

Even if the Reverse Stock Split results in the requisite increase in the market price of the Common Stock, there is no assurance that we will be able to continue to comply with the minimum bid price requirement.

Even if the Reverse Stock Split results in the requisite increase in the market price of the Common Stock to be in compliance with the minimum bid price requirements of a principal national securities exchange, there can be no assurance that the market price of the Common Stock following the Reverse Stock Split will remain at the level required for continued compliance with such requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the implementation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. In any event, other factors unrelated to the number of shares of the Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of the Common Stock and jeopardize our ability to meet or continue to comply with the minimum bid price requirement.

The Reverse Stock Split may decrease the liquidity of the Common Stock.

The liquidity of the Common Stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that will be outstanding following the Reverse Stock Split, especially if the market price of the Common Stock does not sufficiently increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of the Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

The increased market price of the Common Stock resulting from the Reverse Stock Split may not attract new investors, including institutional investors, and may not satisfy the investing guidelines of those investors, and consequently, the liquidity of the Common Stock may not improve.

Although we believe that a higher market price may help generate greater or broader investor interest in the Common Stock, there can be no assurance that the Reverse Stock Split will result in a per-share price increase sufficient to attract new investors, including institutional investors. Additionally, there can be no assurance that the market price of the Common Stock will satisfy the investing guidelines of those investors. As a result, the trading liquidity of the Common Stock may not necessarily improve following the Reverse Stock Split.

Disadvantages of a Reverse Stock Split

Reduced Market Capitalization. While we expect that the reduction in the outstanding shares of the Common Stock will increase the market price of such shares, we cannot assure you that the Reverse Stock Split will increase the market price of the Common Stock by a multiple corresponding to the final ratio of the Reverse Stock Split, or result in any permanent increase in the market price, which can be dependent upon many factors, including our financing activities, business, financial performance and prospects. Should the market price decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of the Common Stock immediately after the effective date of the Reverse Stock Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Stock Split. A Reverse Stock Split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Stock Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effects of the Reverse Stock Split

As of September 10, 2024, we had 27,786,391 shares of our Common Stock issued and outstanding. Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two and a maximum of 100 shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, as of September 10, 2024, the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split

1-for-5	5,557,278
1-for-25	1,111,456
1-for-50	555,728
1-for-75	370,485
1-for-100	277,864

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board and by the number of issued and outstanding shares at the time of the Board decision.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in our company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the Reverse Stock Split will result in an increased number of available authorized shares of Common Stock. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our company more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our company, even if the persons seeking to obtain control of our company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We do not have any other provisions in our Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of our company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any of our unissued stock, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

We may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its Stockholders.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the effectiveness of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Common Stock will continue to be listed on the OTC Markets under the symbol “TESI”.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

For example, upon the effectiveness of the Reverse Stock Split at a ratio of 1-for-50, a warrant holder that previously held a warrant to purchase 100,000 shares of common stock at an exercise price of $0.10 per share, would hold a warrant to purchase 2,000 shares at an exercise price of $5.00 per share. Similarly, a convertible noteholder that previously held a convertible note that is convertible into 100,000 shares of common stock at a conversion price of $0.10 per share, would hold a note that is convertible into 2,000 shares at a conversion price of $5.00 per share. In addition, upon the effectiveness of the Reverse Stock Split at a ratio of 1-for-50, the Series A Preferred would convert into two shares of Common Stock per share of Series A Preferred and the conversion price of the Series B Preferred (currently $0.05) would increase to $25.00 per share.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada, and the approval of the Financial Industry Regulatory Authority (“FINRA”). We are required to file with FINRA an Issuer Company Related Action Notification Form. The Reverse Stock Split will not be effective until we obtain approval from FINRA. Our failure to timely make such filing with FINRA may constitute fraud under Section 10 of the Exchange Act.

The exact timing of the filing of the Amendment and filing with FINRA to effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on the day that is 12 months from the date of the Actions, 2024, our Board will abandon the Reverse Stock Split.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Until surrendered, we will deem outstanding certificates representing shares of our Common Stock (the “Old Certificates”) held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Accounting Matters

The proposed Amendment to our Articles of Incorporation, as amended, will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. As a result, as of the effectiveness of the Reverse Stock Split, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split except to the extent of their ownership of shares of our common stock and/or preferred stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the Amendment, even though the authority to effect the Reverse Stock Split has been approved by our stockholders. The Board is also expressly authorized to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

The form of Amendment Articles of Incorporation is attached as Appendix A to this information statement.

ACTION 3. RATIFY the appointment of FREED MAXICK CPAS, P.C. as auditors for the next year

Our Board selected Freed Maxick CPAs, P.C., a professional corporation (“Freed”), as its independent registered public accounting firm for the fiscal year ended December 31, 2024, and the Written Consent ratified such selection.

The aggregate fees billed for professional services rendered by Freed, our principal accountants for the year ended December 31, 2023 and by T R Chadha & Co LLP (“TRC”), our principal accountants for the year ended December 31, 2022, for the audit of financial statements, quarterly reviews of our interim financial statements and services normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for these periods were as follows:

	December 31, 2023	December 31, 2022
Audit fees (1)	$378,900	$36,000
Audit-related fees	268,500	-
Tax fees	-	-
Total Fees	$647,400	$36,000

(1)	Estimated; subject to finalization.

Audit fees during the years ended December 31, 2023 and 2022 were for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements, including consents. Audit-related fees for the year ended December 31, 2023 included fees for financial statement audits in connection with proposed and consummated acquisitions. There were no fees billed for taxes or other related services.

Our Board pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by our Board either before or after the respective services were rendered.

OTHER MATTERS

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC (“Annual Report”), is incorporated in its entirety by reference into this Information Statement. A copy of the Annual Report as required to be filed with the SEC, excluding exhibits, will be mailed to stockholders without charge upon written request to Titan Environmental Solutions Inc. Attention: Glen Miller, Chief Executive Officer, 300 E. Long Lake Road, Suite 100A, Bloomfield Hills, Michigan 48304. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our Common Stock on September 10, 2024. Exhibits to the Annual Report will be mailed upon similar request and payment of specified fees. The Annual Report is also available through the SEC’s website free of charge (www.sec.gov).

As the requisite stockholder vote for each of the actions described in this Information Statement was obtained upon the delivery of written consent from the holders of a majority of the votes entitled to be cast by the holders of our equity securities, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

One set of information statement materials will be delivered to multiple stockholders sharing an address unless the affected stockholders have submitted contrary instructions. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you no longer wish to participate in “householding” and would prefer to receive a separate set of information statement materials, please notify your broker or us. Stockholders who currently receive multiple copies of the information statement materials at their addresses and would like to request “householding” of their communications should contact their brokers or us. Please direct your written request in this regard to us at 300 E. Long Lake Road, Suite 100A, Bloomfield Hills, Michigan 48304.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about the us. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that it cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. You should rely only on the information we have provided in this Information Statement. We have not authorized any person to provide information other than that provided herein. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Stockholders may obtain documents by requesting them in writing or by telephone (248) 775-7400 from us at the following address: 300 E. Long Lake Road, Suite 100A, Bloomfield Hills, Michigan 48304.

This Information Statement is dated [_____], 2024. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT

REQUESTED TO SEND US A PROXY

Yours truly,

/s/ Glen Miller
Glen Miller, Chairman

Bloomfield Hills, Michigan
[___________], 2024

APPENDIX A

Certificate of Amendment

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Titan Environmental Solutions Inc.

Entity or Nevada Business Identification Number (NVID): NV20232921584

2. Restated or Amended and Restated Articles: (Select one)
(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)
(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.22%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes) ______

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ____ Time: ____ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article III: 1 for __ Reverse Stock Split. See additional page for language. (attach additional page(s) if necessary)
6. Signature: (Required)	X ____________________ Signature of Officer or Authorized Signer ____ Title X ____________________ Signature of Officer or Authorized Signer ____ Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See additional page for language.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023